                       AMENDMENT TO FORBEARANCE AGREEMENT
                              AND CREDIT AGREEMENT

     This AMENDMENT TO FORBEARANCE AGREEMENT AND CREDIT AGREEMENT (this "Agreement") is entered into as of December 23, 2005, between and among PRG-SCHULTZ USA, INC., a Georgia corporation (the "Borrower"), PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation ("Parent"), each of the Domestic Subsidiaries of the Parent (such Domestic Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors"), and BANK OF AMERICA, N.A. (the "Lender"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth, or incorporated, in the Forbearance Agreement (defined below).

                                    RECITALS

     A. The Borrower, the Parent, the Guarantors and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of November 30, 2004 (as amended and otherwise modified from time to time, the "Credit Agreement").

     B. The Borrower, the Parent, the Guarantors and the Lender are parties to that certain Forbearance Agreement dated as of November 8, 2005 (as amended and otherwise modified from time to time, the "Forbearance Agreement") pursuant to which the Lender agreed to temporarily forbear from exercising its rights and remedies arising from the Acknowledged Events of Default pursuant to the terms and conditions set forth therein.

     C. The Borrower has requested that the Lender amend the Forbearance Agreement (i) to extend the deadline by which the Borrower is required to deliver to the Lender a bona fide commitment letter from a recognized lender to make a Refinancing Loan (as defined in the Forbearance Agreement), (ii) to require the pledge of certain Canadian Receivables (as defined below) to the Lender and (iii) to modify the requirement to pledge UK Receivables (as defined below).

     D. The Borrower has also requested that the Lender permit the Borrower to incur certain subordinated debt, as contemplated under the Forbearance Agreement, for working capital purposes and to enable the Borrower to make the November Interest Payment with respect to the Subordinated Debt.

     E. The Lender has agreed to do so, but only pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Estoppel, Acknowledgement and Reaffirmation. As of December 22, 2005, the total outstanding principal amount of Revolving Loans was not less than $14,600,000, which amount constitutes a valid and subsisting obligation of the Credit Parties under the Credit

Documents that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Credit Parties hereby acknowledges its Credit Party Obligations under the Credit Documents and reaffirms that each of the Liens and security interests created and granted in or pursuant to the Credit Documents are valid and subsisting and that this Agreement shall in no manner impair or otherwise adversely effect such Credit Party Obligations, Liens or security interests.

     2. Amendments to Forbearance Agreement.

          (a) Extension of Commitment Letter Deadline. Section 7 of the Forbearance Agreement is hereby amended by deleting the reference to "December 23, 2005" contained in the first sentence thereof and replacing it with "January 31, 2006".

          (b) Waiver and Consent. Notwithstanding the provisions of Section 9 of the Forbearance Agreement, the Lender hereby waives notice of payment with respect to the November Interest Payment on the Subordinated Debt and acknowledges that the proceeds of the Subordinated Debt may be applied to such payment.

          (c) Pledge of Foreign Receivables.

               (i) Section 4 of the Forbearance Agreement is hereby amended by deleting the reference to "UK Receivables Documentation" contained in the proviso thereof and replacing it with "Foreign Receivables Documentation."

               (ii) Section 10 of the Forbearance Agreement is amended and restated in its entirety so that such Section reads as follows:

               10. Foreign Receivables. As soon as practicable but in any event on or before January 15, 2006, the Borrower shall (i) cause all accounts receivable arising from the operations of PRG-Schultz UK Ltd. in the United Kingdom (excluding accounts receivable owed by clients for auditing services performed by independent contractors hired by PRG-Schultz UK, Ltd.) (the "UK Receivables") to be pledged to the Lender as collateral for the Credit Party Obligations pursuant to documentation satisfactory to the Lender, (ii) cause all accounts receivable arising from the operations of PRG-Schultz Canada Corp. in Canada (the "Canadian Receivables", and together with the UK Receivables, the "Foreign Receivables") to be pledged to the Lender as collateral for the Credit Party Obligations pursuant to documentation satisfactory to the Lender, (iii) execute such other documents or instruments (including, without limitation, a guaranty by any such Subsidiaries or Affiliate of the Credit Party Obligations, limited in amount to the value of the UK Receivables or the Canadian Receivables, as applicable) as may be reasonably requested by the Lender in connection with such pledge to ensure that the Lender has a first priority perfected security interest in such Foreign Receivables (collectively, the "Foreign Receivables Documentation").

          (d) Addition of Acknowledged Event of Default. The "Acknowledged Events of Default" shall include the failure of the representation contained in Section 6.18 to be true (whether prior to the date hereof or hereafter).

     3. Amendments to Credit Agreement.

          (a) Definitions.

               (i) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                    "Amendment Effective Date" means the date which the
               conditions specified in the Amendment to Forbearance Agreement and Credit Agreement have been satisfied or waived.

                    "Credit Documents" means a collective reference to this
               Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Intercreditor Agreement, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

               (ii) Subpart (xi) and (xii) of the definition of "Permitted Liens" set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety and the definition of "Permitted Liens" is further amended by adding the new subsections
          (xiii) to read as follows:

                    (xi) Lien in favor of Meridian International on the Capital
               Stock of PRG-Schultz UK Ltd. owned by Tamebond which Lien secures the Meridian Loan;

                    (xii) Liens on Property of Meridian or any of its
               Subsidiaries securing those obligations of Meridian or any of its Subsidiaries permitted under Section 8.1(h); and

                    (xiii) Liens in favor of the Subordinated Term Loan Lenders to secure the Subordinated Term Loan Debt, provided that such liens are subordinated to the Lien of the Lender pursuant to the Intercreditor Agreement.

               (iii) The following new definitions are hereby added to Section
          1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

                    "Extraordinary Receipts" means any cash received by the
               Parent or any of its Subsidiaries not in the ordinary course of business

               (and not consisting of proceeds described in Section 3.3(b)(ii) and (iii) hereof) including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

                    "Intercreditor Agreement" means the Intercreditor and
               Subordination Agreement, dated as of the 23rd day of December, 2005, by and between Lender, the Subordinated Term Loan Lenders, Borrower, Parent and the Guarantors (as amended from time to time).

                    "Subordinated Term Loan Lenders" means the holders of the
               Subordinated Term Loan Debt from time to time.

                    "Subordinated Term Loan Credit Agreement" the Credit
               Agreement, dated as December 23, 2005, by and among each of the Subordinated Term Loan Lenders, Blum Strategic Partners II, L.P. as collateral agent for the Subordinated Term Loan Lenders and the Borrower (as amended from time to time to the extent permitted under the Intercreditor Agreement).

                    "Subordinated Term Loan Debt" shall mean and include all
               indebtedness, obligations and liabilities of any Credit Party under the Subordinated Term Loan Documents, including, without limitation, all principal, interest, expenses, and other amounts payable thereunder or with respect thereto.

                    "Subordinated Term Loan Documents" shall mean the
               Subordinated Term Loan Credit Agreement and all agreements, documents and instruments executed and delivered in connection therewith (each as amended from time to time to the extent permitted under the Intercreditor Agreement).

          (b) Mandatory Prepayment. Section 3.3(b) of the Credit Agreement is hereby amended to add new subsection (v) to read as follows:

               (v) Extraordinary Receipts. Upon the receipt by any Credit Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall repay the outstanding principal of the Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

          (c) Information Covenant. Subsection (l) of Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety and Section 7.1 of the Credit Agreement is amended by adding the new subsection (m) to read as follows:

               (l) Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each fiscal month of the Consolidated Parties commencing with the first fiscal month of the Consolidated Parties ending after the Amendment Effective Date, an internally prepared consolidated balance sheets and income statements of the various geographic segments of the Consolidated Parties, as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such fiscal month, together with related consolidated statements of cash flows for such month, all in reasonable detail and certified by the chief financial officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments.

               (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Lender may reasonably request.

          (d) Debt Covenant. Subsections (h) and (i) of Section 8.1 of the Credit Agreement are hereby amended and restated in their entirety and
     Section 8.1 of the Credit Agreement is amended by adding the new subsection
     (j) to read as follows:

               (h) obligations of Meridian or any of its Subsidiaries with respect to any letter of credit, bond or other surety provided for the account of Meridian or any of its Subsidiaries to support Meridian's or any of its Subsidiaries' obligations to the French VAT authorities; provided, that (i) the aggregate amount of such obligations shall not exceed $6,000,000 in the aggregate and (ii) such Indebtedness shall not have a cross-default to the Indebtedness arising under this Credit Agreement and the other Credit Documents;

               (i) the Meridian Loan; and

               (j) the Subordinated Term Loan Debt in a principal amount not to exceed $10,000,000, provided that the repayment of such Subordinated Term Loan Debt is subordinated to the payment of the Credit Party Obligations pursuant to the Intercreditor Agreement, and provided that the covenants, defaults and events of default in the Subordinated Term Loan Documents are not materially more restrictive to any of the Credit Parties, or materially more extensive, than the covenants, defaults and events of default in the Credit Agreement.

          (e) Limitation of Restricted Actions. Section 8.11 of the Credit Agreement is hereby amended by (i) deleting the word "or" appearing at the end of clause (iv) thereto and substituting a "," in lieu thereof, (ii) deleting the "." at the end of clause (v) thereof and substituting "or" in lieu thereof and adding new clause (vi) as follows: "(vi) the Subordinated Term Loan Documents."

          (f) Capital Expenditures. Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               8.14 Capital Expenditures.

                    The Credit Parties will not permit aggregate Consolidated
               Capital Expenditures for any fiscal year to exceed $6 million.

          (g) Subordinated Debt / Term Loan Debt. Section 8.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               8.17 Subordinated Debt and Subordinated Term Loan Debt.

                    (a) No Credit Party will, nor will it permit any of its
               Subsidiaries to (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, (c) deposit any funds intended to discharge the Subordinated Debt, or (d) amend or modify the Subordinated Debt in any manner that would adversely affect the Lender without the prior written consent of the Lender.

                    (b) No Credit Party will, nor will it permit any of its
               Subsidiaries to, subject to the Intercreditor Agreement, (a) make any payments with respect to the Subordinated Term Loan Debt other than as expressly permitted by the Intercreditor Agreement,
               (b) deposit any funds intended to discharge the Subordinated Term Loan Debt, or (c) amend or modify the Subordinated Term Loan Debt in any manner.

          (h) Additional Negative Covenant. The following new Section 8.19 is hereby added to the Credit Agreement to read as follows:

               8.19 Liens/Guarantees

                    (A) Unless the Credit Parties shall have previously granted or shall simultaneously grant a Lien to the Lender pursuant to documentation reasonably satisfactory to the Lender, the Credit Parties shall not grant a Lien in any property of any Credit Party or any guarantor or any other person or entity as security for the Subordinated Term Loan Debt, as in effect from time to time, and
               (B) unless the Lender shall have previously obtained or shall simultaneously obtain a comparable guaranty or other instruments in connection with the obligations hereunder, pursuant to documentation reasonably satisfactory to the Lender, no Person shall guarantee, or otherwise become an obligor on, all or any portion of the Subordinated Term Loan Debt, as in effect from time to time.

          (i) Events of Default. Subsections (i) and (j) of Section 9.1 of the Credit Agreement are hereby amended and restated in their entirety and
     Section 9.1 of the Credit Agreement is amended by adding the new subsections (k) to read as follows:

               (i) Ownership. There shall occur a Change of Control;

               (j) Subordinated Debt. There shall occur (a) an "Event of Default" under, and as defined in, the Indenture or (b) a "Change in Control" (or any comparable term) under and as defined in the Indenture; or

               (k) Subordinated Term Loan Debt. There shall occur a "Default" or an "Event of Default" under, and as defined in, the Subordinated Term Loan Credit Agreement or any of the Subordinated Term Loan Documents.

     4. Expenses. Upon demand therefor, the Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

     5. Prepayment Waiver. Lender hereby waives the mandatory prepayment otherwise required under Section 3.3(b) of the Credit Agreement and any required reduction to the Revolving Committed Amount otherwise required pursuant to
Section 3.4(b) with respect to the Subordinated Term Loan Debt (as defined in the Credit Agreement as amended hereby).

     6. Conditions Precedent. As conditions precedent to the effectiveness of this Agreement:

          (a) the Lender shall have received counterparts of this Agreement duly executed by the Credit Parties;

          (b) the Lender shall have received a fully executed copy of the Intercreditor Agreement (as defined in the Credit Agreement as amended hereby);

          (c) the Lender shall have received a fully executed copy of the Subordinated Term Loan Documents (as defined in the Credit Agreement as amended hereby);

          (d) the Lender shall have received a copy of an opinion of counsel to the Borrower in form reasonably acceptable to the Lender with respect to the Borrower's execution of and performance under the Subordinated Term Loan Documents (as defined in the Credit Agreement as amended hereby), including without limitation an opinion that such execution and performance does not violate the terms of the Indenture or of the Credit Agreement (as amended hereby); and

          (e) the Borrower shall have reimbursed the Lender for any unreimbursed fees and expenses of its counsel, Moore & Van Allen, PLLC incurred through the date hereof in the amount of $40,000.

     7. No Waiver. Nothing herein is or shall be construed to be a waiver of the Acknowledged Events of Default, or any other Default or Event of Default that may exist under the Credit Documents. Except as expressly modified or limited hereby, the terms and conditions of the Credit Documents remain in full force and effect.

     8. Representations and Warranties. Each of the Credit Parties hereby represents and warrants to the Lender that:

          (a) after giving effect to this Agreement, other than the Acknowledged Events of Default, no Default or Event of Default exists under the Credit Documents;

          (b) (i) the execution, delivery and performance by the Credit Parties of this Agreement are within the Credit Parties' corporate powers and have been duly authorized by all necessary corporate action on the part of the Credit Parties, (ii) subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyance or transfer laws), this Agreement constitutes a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms and (iii) neither this Agreement, nor the execution, delivery or performance by the Credit Parties hereof (A) violates any law or regulation, or any order or decree of any court or governmental authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Credit Parties are a party or by which the Credit Parties or any of their property is bound, or (C) results in the creation or imposition of any lien upon any of the Collateral (as defined under the Security Agreement);

          (c) the covenants, defaults and events of default in the Subordinated Term Loan Documents (as defined in the Credit Agreement as amended hereby) are not materially more restrictive to any of the Credit Parties, or materially more extensive, than the covenants, defaults and events of default in the Credit Agreement (as amended hereby); and

          (d) there are no fees or other amounts, other than reimbursement of costs and expenses, payable by any Credit Party in connection with the Subordinated Term Loan

     Debt (as defined in the Credit Agreement as amended hereby) except for those set forth on Schedule 8(d) hereof.

     9. Release. In consideration of the willingness of the Lender to enter into this Agreement, the Credit Parties hereby release the Lender and its officers, employees, representatives, counsel, subsidiaries, affiliates, trustees and directors, from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected relating to or arising under the Credit Documents, excluding any ongoing obligations the Lender may have pursuant to the Credit Documents.

     10. Further Assurances. The parties hereto each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as they may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

     11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF GEORGIA (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).

     12. Miscellaneous.

          (a) This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Lender and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors and the Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

          (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Credit Documents, the provision contained in this Agreement shall govern and control.

          (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to the Lender.

          (f) This Agreement and the documents executed in connection herewith shall be deemed Credit Documents executed pursuant to the Credit Agreement and the other Credit Documents and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement and the other Credit Documents.

     13. Entirety. This Agreement and the Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:                               PRG-SCHULTZ USA, INC.,
                                        a Georgia corporation


                                        By: /s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance,
                                               Chief Financial Officer
                                               and Treasurer


GUARANTORS:                             PRG-SCHULTZ INTERNATIONAL, INC.,
                                        a Georgia corporation


                                        By: /s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance,
                                               Chief Financial Officer
                                               and Treasurer


                                        PRGFS, INC.,
                                        PRGLS, INC.,
                                        each a Delaware corporation


                                        By: /s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance


                                        PRGRS, INC., a Delaware corporation


                                        By: /s/
                                            ------------------------------------
                                        Name: James B. McCurry
                                        Title: President

GUARANTORS:                             THE PROFIT RECOVERY GROUP ASIA, INC.,
                                        PRG-SCHULTZ CANADA, INC.,
                                        THE PROFIT RECOVERY GROUP NEW ZEALAND,
                                        INC.,
                                        THE PROFIT RECOVERY GROUP NETHERLANDS,
                                        INC.,
                                        THE PROFIT RECOVERY GROUP MEXICO, INC.,
                                        PRG-SCHULTZ FRANCE, INC.,
                                        PRG-SCHULTZ AUSTRALIA, INC.,
                                        PRG-SCHULTZ BELGIUM, INC.,
                                        PRG-SCHULTZ CHILE, INC.,
                                        THE PROFIT RECOVERY GROUP GERMANY, INC.,
                                        PRG INTERNATIONAL, INC.,
                                        PRG-SCHULTZ SWITZERLAND, INC.,
                                        THE PROFIT RECOVERY GROUP SOUTH AFRICA,
                                        INC.,
                                        THE PROFIT RECOVERY GROUP SPAIN, INC.,
                                        THE PROFIT RECOVERY GROUP ITALY, INC.,
                                        PRG-SCHULTZ SCANDINAVIA, INC.,
                                        PRG-SCHULTZ PORTUGAL, INC.,
                                        PRG-SCHULTZ JAPAN, INC.,
                                        THE PROFIT RECOVERY GROUP COSTA RICA,
                                        INC.,
                                        PRG-SCHULTZ PUERTO RICO, INC.,
                                        PRG USA, INC.,
                                        PRG-SCHULTZ EUROPE, INC.,
                                        each a Georgia corporation


                                        By: /s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance,
                                               Chief Financial Officer
                                               and Treasurer


                                        HS&A ACQUISITION - UK, INC.,
                                        a Texas corporation


                                        By: /s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance,
                                               Chief Financial Officer
                                               and Treasurer

LENDER:                                 BANK OF AMERICA, N.A.


                                        By: /s/
                                            ------------------------------------
                                        Name: Joseph M. Martens
                                        Title: Senior Vice President

                                  SCHEDULE 8(D)

               FEES PAYABLE TO THE SUBORDINATED TERM LOAN LENDERS

1)   $100,000 on execution of the Commitment,

2)   $25,000 on increase in Commitment to $10,000,000 and

3)   $225,000 on the Closing Date